Exhibit 99

Filed by: Pavilion Bancorp, Inc. pursuant to
Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: First Defiance Financial Corp.
Commission File No.: 0-26850

Contact:	William J. Small
• Chairman, CEO & President
First Defiance Financial Corp.
Phone: (419) 782-5015
Email: bsmall@first-fed.com

Richard J. DeVries
President and CEO
Bank of Lenawee
Phone: (517)265-5144
Email: Rick_DeVries@BankofLenawee.com

FIRST DEFIANCE FINANCIAL CORP. TO ACQUIRE
PAVILION BANCORP, INC.

•	Acquisition will add $230 million in deposits and $243 million in loans

•	First Defiance expands market area into southeastern Michigan

•	Accretive to earnings in the first full year of operations

•	Transaction is expected to close late in first quarter of 2008

Defiance, Ohio (October 2, 2007) -- First Defiance Financial Corp. (NASDAQ: FDEF) and Pavilion Bancorp, Inc. (OTCBB:PVLN) today announced the execution of a definitive agreement for First Defiance to acquire Pavilion Bancorp, Inc. and its wholly owned subsidiary, the Bank of Lenawee, which is headquartered in Adrian, Michigan. Each Pavilion Bancorp shareholder will receive 1.4209 shares of First Defiance common stock and $37.50 in cash.  Based on the closing price of First Defiance shares on October 2, 2007, the transaction is valued at $55.7 million or $75.54 per share.

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With $290 million in assets, The Bank of Lenawee has eight banking offices in Lenawee and Hillsdale counties in southeastern Michigan: two in Adrian, two in Tecumseh and one each in Hudson, Morenci, Waldron and Hillsdale. Combined, the banking offices had $230 million in deposits and $243 million in loans as of June 30, 2007. First Defiance Financial Corp. and Pavilion Bancorp anticipate that the transaction will be completed late in the first quarter of 2008, pending regulatory approvals, the approval of shareholders of Pavilion and completion of other customary closing conditions. Concurrent with the regulatory approval process for the merger First Defiance Financial Corp. will apply to the Federal Reserve Board for approval to convert to a bank holding company and its subsidiary, First Federal Bank of the Midwest will seek approval to convert to a national bank charter.

First Defiance Chairman, President and CEO William J. Small said the acquisition expands First Federal Bank’s presence into adjacent markets and supports its growth strategy. “We have a strong presence in northwest Ohio; this acquisition allows us to expand farther north into the southeastern Michigan market and it adds the type of communities that have been very responsive to our ‘Customer First’ style of banking,” Small said. “In addition, Bank of Lenawee has a solid reputation and a base of commercial and retail customers that is similar to our existing franchise. We will continue with a local decision-making strategy that the market is accustomed to and we look forward to working with the staff, customers and shareholders for a successful transition.”

“We believe that First Defiance, with its proven commitment to community banking, is an ideal partner for Pavilion Bancorp,” commented Doug Kapnick, Chairman of Pavilion Bancorp. “We believe this transaction will produce significant benefits for our shareholders, customers and communities.”

“We are pleased with the opportunities this gives us to expand the product offerings to our customers, while maintaining the tradition of local decision-making and superior customer service,” said Richard DeVries, President and CEO of Bank of Lenawee.

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“Our strength in community banking is based on the long-term relationships we build in our markets and we have a proud history of being good corporate citizens,” added Mr. Small. “We will continue to provide a true community bank choice for the customers in Adrian and surrounding areas.  Plus, a national bank charter is more consistent with First Federal Bank’s operating strategy as a full-service community bank.“

First Defiance expects the merger to be accretive to earnings in the first 12 months with no repurchase assumptions or revenue synergies assumed. Management estimates that annual pre-tax expense reductions will be approximately $3.5 million with approximately 75% to be realized in 2008 and the balance thereafter. The company expects one-time costs, including acquisition-related and restructuring charges will not exceed $3.8 million on a pre-tax basis over the integration period.  Upon completion of the acquisition, on a pro forma basis using June 30, 2007 data, First Defiance Financial Corp. will have $1.8 billion in total assets and $1.4 billion in total deposits.

Pavilion Bancorp was advised by Donnelly, Penman and Partners, and its legal counsel was Varnum, Riddering, Schmidt and Howlett, LLP. First Defiance was advised by Keefe, Bruyette & Woods and its legal counsel was Vorys, Sater, Seymour and Pease, LLP.

About First Defiance Financial Corp.
First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 27 full service branches in northwest Ohio and Allen County, Indiana. With offices in Defiance and Bowling Green, Ohio, First Insurance & Investments is the largest property and casualty insurance company in the Defiance, OH area and specializes in life and group health insurance. For more information, visit the company’s Web site at www.fdef.com.

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About Pavilion Bancorp, Inc.
Pavilion Bancorp, Inc. is the parent corporation of the Bank of Lenawee, based in Adrian, Michigan. Chartered in 1869, the Bank of Lenawee is an independent, community bank that provides a broad range of financial services through a network of eight branch offices and nine ATMs located in Lenawee and Hillsdale counties in Michigan. The bank also offers mortgage products provided by Pavilion Mortgage Company, a subsidiary of the Bank of Lenawee.  For more information, visit the company’s website at www.pavilionbancorp.com.

This communication shall not constitute an offer to sell or the solicitation of and offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

First Defiance will be filing a Registration Statement on Form S-4 concerning the Merger with the SEC, which will include the joint prospectus/proxy statement that will be mailed to Pavilion’s shareholders.  WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by First Defiance will be available free of charge from the Secretary of First Defiance at 601 Clinton Street, Defiance, Ohio 43512, telephone (419) 782-5015.  INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.  Copies of all recent proxy statements and annual reports of First Defiance are also available free of charge by contacting First Defiance’s secretary.

 First Defiance, Pavilion and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger.  Additional information about the directors and executive officers of First Defiance may

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be obtained through the SEC’s website from the definitive proxy statement filed by First Defiance with the SEC on March 20, 2007.  Additional information about the directors and executive officers of Pavilion may be obtained through the SEC’s website from the definitive proxy statement filed by Pavilion with the SEC on March 20, 2007.  Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the joint prospectus/proxy statement to be filed with the SEC.

Safe Harbor Statement
This release may contain forward-looking statements about First Defiance Financial Corp., Pavilion Bancorp, Inc., and/or the combined company within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Defiance Financial Corp., Pavilion Bancorp, Inc., and/or the combined company including statements preceded by, followed by or that include the words or phrases such as "believes," "expects," "anticipates," "plans," "trend," "objective," "continue," "remain" or similar expressions or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the counties in which First Defiance Financial Corp., Pavilion Bancorp, Inc., and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect First Defiance Financial Corp., Pavilion Bancorp, Inc., and/or the combined company or the businesses in which First Defiance Financial Corp., Pavilion Bancorp, Inc., and/or the combined company are engaged; (8) difficulties in combining the operations of Pavilion Bancorp, Inc., and/or other acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of First Defiance Financial Corp. after the merger are included in First Defiance Financial Corp. and Pavilion Bancorp, Inc.’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov.